UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2003

GEOCOM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-62482
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

Suite 417 - 114 West Magnolia Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (390) 392-2898

Item 5. Other Events

On April 4, 2003, our Board of Directors appointed John E. Hiner as a Director and as the President of the Registrant.

On April 7, 2003, the address of our principal executive office changed to Suite 417 - 114 West Magnolia Street, Bellingham, Washington 98225. Our telephone number changed to (390) 392-2892.

 Item 6. Resignations of Registrant's Directors.

Effective April 4, 2003, Lawford Duprés resigned as a Director and Chief Technical Officer of the Registrant.

Effective April 4, 2003, Talal R. Yassin resigned as the President of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ Andrew Stewart

___________________________________
Andrew Stewart, Secretary and Director

Date: April 9, 2003.